                                                                    EXHIBIT 4.3

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made and entered into as of March __, 2000, by and among W.R. Hambrecht & Company, LLC., a Delaware limited liability company (the "Placement Agent"), SunTrust Bank, a Georgia banking corporation (the "Escrow Agent") and MD2patient, Inc. (the "Corporation").

         WHEREAS, the Placement Agent is acting as a placement agent for the Corporation in connection with its sale of up to 34,000,000 shares of Series B Convertible Preferred Stock of the Corporation (the "Series B Shares") and 2,000,000 shares of Series A Convertible Preferred Stock of the Corporation (the "Series A Shares") at a price of $1.00 per Share, pursuant to the terms and conditions set forth in the Corporation's Registration Statement on Form S-1, as amended (Reg. No. 333-91619) (the "Registration Statement"); and

         WHEREAS, in order to facilitate the closing of the purchase of the Shares, until such time as the minimum of 5,000,000 of the Series B Shares (the "Minimum Shares") shall have been sold as provided in the Registration Statement, the Placement Agent desires that the Escrow Agent receive, hold and distribute payments received by the Placement Agent from investors for the purchase of Series B Shares and Series A Shares (the "Minimum Escrowed Assets") in accordance with the terms hereof; and

         WHEREAS, in order to facilitate the closing of the purchase of the Series B Shares and Series A Shares remaining after the sale of the Minimum Shares (the "Remaining Shares"), the Placement Agent desires that the Escrow Agent receive, hold and distribute payments received by the Placement Agent from investors for the remaining Series B Shares and Series A Shares (the "Remaining Escrowed Assets") in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

                                   ARTICLE 1
                 ESCROW OF PROCEEDS RELATING TO MINIMUM SHARES

         1. Minimum Shares Escrow Deposit. Until the Minimum Shares shall have been sold, the Placement Agent will deliver, by 12:00 p.m. PST of the next business day, all payments for the Series B Shares and Series A Shares received by the Placement Agent from investors for the purchase of Series B Shares and Series A Shares as set forth in the Registration Statement, to the Escrow Agent, by wire transfer of immediately available funds. All such payments so deposited with the Escrow Agent shall remain the property of the investor until their distribution pursuant to Section 3 hereof and not subject to any liens or charges by the Corporation, or the Escrow Agent, or judgments or creditor's claims against the Corporation until released to the Corporation as hereinafter provided.

         2. Investment of Minimum Shares Escrow Deposit. The Escrow Agent shall invest the Minimum Escrowed Assets in a U.S. Treasury Securities Money Market Fund or such other short-term market investments available to the Escrow Agent that the Corporation may designate. If the Corporation shall not have designated an investment for the Minimum Escrowed Assets, the Escrow Agent may invest the Minimum Escrowed Assets in a money market sweep account being used by the Escrow Agent. The Escrow Agent shall not be liable for losses on any investments made by it in good faith.

         3. Distribution of Proceeds Relating to Minimum Shares. The Escrow Agent shall distribute the Minimum Escrowed Assets held by it under this Agreement as follows:

               (a) Upon receipt of a certificate titled Minimum Shares Certificate signed by an authorized representative of the Corporation and an authorized representative of the Placement Agent, to the effect that the Minimum Shares have been sold and the Placement Agent has received funds therefor, the Escrow Agent shall deliver to the Corporation by wire transfer of immediately available funds or other form of payment mutually acceptable to the Corporation and the Escrow Agent an amount equal to the difference between (i) the Minimum Escrowed Assets and any interest thereon then held by the Escrow Agent under this Agreement, minus (ii) $400,000. The Escrow Agent shall deliver to the Placement Agent by wire transfer of immediately available funds $400,000.

               (b) Upon receipt of a certificate titled Escrow Return Certificate signed by an authorized representative of the Corporation and an authorized representative of the Placement Agent, setting forth the name and address of each investor, the taxpayer identification number of each investor, the number of Series B Shares and/or Series A Shares purchased, and the amount paid therefor and directing the Escrow Agent to return the funds delivered to it under this Agreement to the investors in the offering, or in the event the Escrow Agent shall have received no certificate from an authorized representative and an authorized representative of the Placement Agent pursuant to either subsection (a) above or this subsection (b) on or prior to 5:00 p.m. on January 2, 2001 (the "Termination Date"), the Escrow Agent shall deliver to each investor the amount paid by such investor for Series B Shares and/or Series A Shares and any interest thereon then held by the Escrow Agent under this Agreement.

                                   ARTICLE II
                ESCROW OF PROCEEDS RELATING TO REMAINING SHARES

         4. Remaining Shares Escrow Deposit. Until all of the Remaining Shares shall have been sold, the Placement Agent will deliver, by 12:00 p.m. PST of the next business day, all payments for the Series B Shares and Series A Shares received by the Placement Agent from investors for the purchase of Series B Shares and Series A Shares as set forth in the Registration Statement, to the Escrow Agent, by wire transfer of immediately available funds. All such payments so deposited with the Escrow Agent shall remain the property of the investor until their distribution pursuant to Section 6 hereof and not subject to any liens or charges by the Corporation, or the Escrow Agent, or judgments or creditor's claims against the Corporation until released to the Corporation as hereinafter provided. The Placement Agent will provide the Escrow Agent with a written account of each sale, which account shall set forth, among other things, the investor's name and address, the investor's taxpayer identification number, the number of Series B Shares and/or Series A Shares purchased, and the amount paid therefor.

         5. Investment of Remaining Shares Escrow Deposits. The Escrow Agent shall invest the Remaining Escrowed Assets in a U.S. Treasury Securities Money Market Fund or such other short-term market investments available to the Escrow Agent that the Corporation may designate. If the Corporation shall not have designated an investment for the Remaining Escrowed Assets, the Escrow Agent may invest the Remaining Escrowed Assets in a money market sweep account being used by the Escrow Agent. The Escrow Agent shall not be liable for losses on any investments made by it in good faith.

         6. Distribution of Proceeds Relating to Remaining Shares. From time to time, the Escrow Agent shall distribute the Remaining Escrowed Assets held by it under this Agreement as follows:

               (a) Upon receipt of a certificate titled Remaining Shares Certificate signed by an authorized representative of the Corporation and an authorized representative of the Placement Agent, to the effect that the Corporation desires to close on a specific amount of proceeds from the sale of Remaining Shares and the Placement Agent has received funds for such Remaining Shares, the Escrow Agent shall deliver to the Corporation by wire transfer of immediately available funds or other form of payment mutually acceptable to the Corporation and the Escrow Agent an amount equal to:

                    (i) the Remaining Escrowed Assets requested by the Corporation and the Placement Agent to be delivered to the Corporation and any interest thereon then held by the Escrow Agent under this Agreement, minus

                    (ii) (A) for the first of 1,250,000 shares of the Remaining
                         Shares sold by the Corporation, an amount equal to eight (8%) of the Remaining Escrowed Assets requested by the Corporation and the Placement Agent to be delivered to the Corporation (the "Adjusted Fee"),

                         (B) for the next 10,416,666 of the Remaining Shares sold by the Corporation, zero dollars ($0), and

                         (C) for all of the remaining Remaining Shares sold by the Corporation, an amount equal to three (3%) of the Remaining Escrowed Assets requested by the Corporation and the Placement Agent to be delivered to the Corporation (the "3% Fee").

               For each such distribution, the Escrow Agent shall deliver the Adjusted Fee or 3% fee, as the case may be, to the Placement Agent by wire transfer of immediately available funds.

               (b) If on the Termination Date the Corporation shall have sold any of the Remaining Shares, the Escrow Agent shall deliver to the Corporation by wire transfer of immediately available funds or other form of payment mutually acceptable to the Corporation and the Escrow Agent an amount equal to the difference between
               (i) any and all Remaining Escrowed Assets and any interest thereon then held by the Escrow Agent under this Agreement, minus (ii) three percent (3%) of the aggregate amount of such Remaining Escrowed Assets. For such distribution, the Escrow Agent shall deliver to the Placement Agent by wire transfer of immediately available funds three percent (3%) of the aggregate amount of such Remaining Escrowed Assets.

                                  ARTICLE III
                                 MISCELLANEOUS

         7. Professional Services Used by Escrow Agent. The Escrow Agent may engage the services of such attorneys, accountants, and other professionals as the Escrow Agent may, in its reasonable discretion, deem advisable to carry out its duties under the Agreement. The Corporation agrees to reimburse the Escrow Agent for all reasonable costs, expenses and professional fees incurred hereunder.

         8. Limit on Escrow Agent's Responsibility. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct.

         9. Indemnification by the Corporation. The Corporation agrees to indemnify, defend and hold harmless the Escrow Agent from any and all liability of any kind whatsoever arising by virtue of its services as Escrow Agent hereunder, except for liabilities due to the Escrow Agent's gross negligence or willful misconduct.

         10. Reliance on Opinion of Counsel. The Escrow Agent hereunder shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as Escrow Agent hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of its counsel.

         11.   Resignation. The Escrow Agent may resign at any time upon ten
(10) days' written notice to the Corporation and the Placement Agent. Such resignation shall take effect upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by the Corporation and the Investors, and the delivery by the Escrow Agent to such successor of any funds held under this Agreement. The Escrow Agent, if it has not received such an instrument of acceptance prior to the expiration of ten (10) business days after the giving of notice of resignation, shall be discharged of its duties and obligations hereunder only upon the deposit of any funds being held by it under this Agreement into, and the acceptance thereof by, the Chancery Court of Davidson County, Tennessee, to which application shall be made for the appointment of a successor escrow agent. Any successor escrow agent so appointed shall succeed to all of the rights, duties and responsibilities of the Escrow Agent.

         12. Escrow Agent's Fees. The Corporation agrees to pay the Escrow Agent's usual and customary fees (as set forth on Appendix A attached hereto) for performing its obligations under the Agreement. However, no such fees or reimbursements for cost or expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to any of the funds escrowed under this Agreement.

         13. Securities Administrator. Each of the parties hereto hereby agrees that it will provide any state securities administrator relating to the Registration Statement and the offering the right to inspect and make copies of the records of the Escrow Agent relating to this Agreement at any reasonable time wherever such records are located.

         14. Notice. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered, postage prepaid, addressed as follows by certified mail:

         To the Escrow Agent:

         SunTrust Bank
         424 Church Street
         6th Floor
         Nashville, Tennessee  37219
         Attn:  Donna Williams
         Phone:  (615) 748-4745
         Fax:  (615) 748-5331

         To the Placement Agent:

         W.R. Hambrecht & Co., LLC
         550 Fifteenth Street
         San Francisco, California  94103
         Attn:  Chris Nordquiest
                Jessica Porten
         (415) 551-8600

         To the Corporation:

         MD2patient, Inc.
         501 Corporate Centre Drive, Suite 200
         Franklin, Tennessee  37067
         Attn:  James G. Petway, Jr.
         (615) 383-8400

         Any party may, by notice given hereunder, designate any future or different address to which subsequent notices, certificates and other communications shall be sent.

         15. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, successors, administrators and assigns.

         16. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         17. Execution of Counterparts. This Agreement may be executed in several counter-parts, each of which shall be an original, and all of which shall constitute one and the same instrument.

         18. Applicable Law. This Agreement shall be construed and governed exclusively by the laws of the State of Tennessee, without regard to its principles of conflicts of law.

         19. Headings. The headings used in this Agreement have been prepared for the convenience of reference only and shall not control, affect the meaning, or be taken as an interpretation of any provision of this Agreement.

         20. Amendments. This Agreement shall not be amended except upon the written consent of all parties hereto.




                    [remainder of page intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 SUNTRUST BANK


                                 By:
                                    --------------------------------------

                                 Title:
                                       -----------------------------------



                                 W.R. HAMBRECHT & CO, LLC


                                 By:
                                    --------------------------------------

                                 Title:
                                       -----------------------------------



                                 MD2PATIENT, INC.


                                 By:
                                    --------------------------------------

                                 Title:
                                       -----------------------------------

                                   APPENDIX A


                                MD2patient, Inc.
                         SunTrust Bank, as Escrow Agent
                         Subscription Escrow Agent Fees


Escrow Fee:                                                  $__________

Transaction Fee:                                             $__________
(Deposits/Disbursements)


Out-of-Pocket expenses such as, but not limited to, postage, courier, insurance, long distance telephone calls, facsimile, stationery, travel, legal and/or accounting, etc., will be billed at cost.

These fees do not cover extraordinary services which will be priced according to time and scope of duties.

It is acknowledged that the schedule of fees shown above are acceptable for the services agreed upon and the undersigned authorizes SunTrust Bank to perform these services.